UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 3, 2009

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2008, the Company entered into a term loan agreement and acquisition agreement with Oak Grove Commercial Mortgage LLC ("Oak Grove"), both of which were amended on February 3, 2009. Under the amended agreements, Oak Grove agreed to lend the Company $15.0 million and the Company agreed to sell Oak Grove substantially all of the Agency Lending segment. The total purchase price is $70.5 million, of which $23.5 million will be paid partly by return of the note evidencing the loan and the balance in cash, and the remaining $47.0 million will be treated as a contribution to Oak Grove in exchange for which the Company will receive $15.0 million of Series A Preferred units which will entitle the Company to cumulative quarterly cash distributions at the rate of 17.5% per year, $15.0 million of Series B preferred units, which will entitle the Company to cumulative quarterly cash distributions at the rate of 14.5% per year, and $17.0 million of Series C Preferred units which will entitle the Company to cumulative quarterly cash distributions at the rate of 11.5% per year. All three series of Preferred units are redeemable, but only at the option of Oak Grove, for their liquidation preference plus any unpaid distributions. The Company has the right to sell or pledge the Preferred units. The Company has also agreed to reimburse Oak Grove, up to a maximum of $30.0 million, for payments Oak Grove may be required to make under the Agency Lending segment’s loss sharing arrangements with Fannie Mae and other government sponsored agencies with regard to loans we sold to the government sponsored agencies. During the first four years after the closing, this reimbursement obligation (and some other possible indemnifications) will be satisfied by cancellation of Series C Preferred units and then Series B Preferred Units. The transaction is subject to, among other things, approval by the government sponsored agencies to which we sell loans we originate or which insure loans we originate. We anticipate it will close not later than March 31, 2009.

Item 9.01 Financial Statements and Exhibits.

10.1 -- Amendment to the Term Loan Agreement dated February 3, 2009 between MMA Financial Holdings, Inc. and Oak Grove Commercial Mortgage, LLC
10.2 -- Amended and Restated Acquisition Agreement dated February 3, 2009 between MMA Mortgage Investment Corporation and Oak Grove Commercial Mortgage, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

February 4, 2009	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

10.01	Amendment to the Term Loan Agreement dated February 3, 2009 between MMA Financial Holdings, Inc. and Oak Grove Commercial Mortgage, LLC
10.2	Amended and Restated Acquisition Agreement dated February 3, 2009 between MMA Mortgage Investment Corporation and Oak Grove Commercial Mortgage, LLC.